Exhibit 10.1

FIRST AMENDMENT TO CONSULTING AND ADVISORY SERVICES AGREEMENT
This First Amendment to Consulting and Advisory Services Agreement (this "First Amendment") is made and entered into as of May 6, 2019 (the "Effective Date") by and between Powell Industries, Inc., its subsidiaries and affiliates (the "Company") and Don R. Madison (the "Consultant").
WHEREAS, the Company and the Consultant entered into that certain Consulting and Advisory Services Agreement (the "Agreement") effective as of January 5, 2019, pursuant to which the Consultant agreed to provide certain consulting services to the Company following his retirement;
WHEREAS, pursuant to Section 3(a) of the Agreement, the Agreement may be extended for one or more Renewal Terms if mutually agreed by both parties in writing; and
WHEREAS, the Company and the Consultant desire to enter into this First Amendment to extend the Agreement for a Renewal Term through June 30, 2019.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant agree as follows:
1.Capitalized terms used but not defined in this First Amendment shall have the meaning ascribed to such terms in the Agreement.

2.The Agreement is hereby extended for a Renewal Term through June 30, 2019.

3.All other terms, provisions, conditions and obligations of the Agreement shall remain in full force and effect, and the Agreement and this First Amendment shall be construed together as a single contractual agreement.

4.This First Amendment shall be governed by the laws of the State of Texas without regard to principles of conflict of laws.

5.If any provision of this First Amendment or the application of such provision to any party hereto or circumstance shall be held invalid or unenforceable, the remainder of this First Amendment or the application of that provision to another party hereto or circumstance shall not be affected thereby.

6.This First Amendment may be executed in one or more counterparts (including via electronic signature), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the Effective Date.

COMPANY: By:/s/ Brett A. Cope Brett A. Cope Its: President and CEO Address for notice to the Company: 8550 Mosley Drive Houston, Texas 77075	CONSULTANT: By:/s/ Don R. Madison Don R. Madison Address for notice to: c/o Eunice Sargent 8850 Mosely Drive Houston, Texas 77075